UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT - February 20, 2003
                        (Date of Earliest Event Reported)


                                   WICKES INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                           Commission File No. 1-14967


         Delaware                                             36-3554758
--------------------------                            --------------------------
(State of Incorporation)                                   (I.R.S. Employer
                                                           Identification No.)


706 North Deerpath Drive, Vernon Hills, Illinois                60061
------------------------------------------------      --------------------------
(Address of principal                                        (Zip Code)
executive offices)


Registrant's telephone number, including area code:  (847)  367-3400




Item 5.  Other Events.



                                                                     WICKES INC.
                                                        706 NORTH DEERPATH DRIVE
                                                          VERNON HILLS, IL 60061
                                                                    NASDAQ: WIKS


AT THE COMPANY:

Jim Hopwood
Chief Financial Officer
(847) 367-3552


FOR IMMEDIATE RELEASE
THURSDAY, FEBRUARY 20, 2003


                       WICKES INC. EXTENDS EXCHANGE OFFER

Vernon Hills, IL, February 20, 2003 - Wickes Inc. (NASDAQSC: WIKS), a leading distributor of building materials and manufacturer of value-added building components, announced today that the expiration date for its offer to exchange an equal principal amount of its new Senior Secured Notes due July 29, 2005, for any and all of its outstanding 11 5/8 percent Senior Subordinated Notes due
December 15, 2003 has been extended to 5:00 p.m., New York City time, on Tuesday, February 25, 2003. Wickes will accept for exchange any and all Subordinated Notes validly tendered and not withdrawn prior to the expiration date.

The closing of the Exchange Offer, however, is subject to Wickes obtaining the consent of its senior lenders or the refinancing of its senior debt with a new senior lender who consents to the Exchange Offer. There can be no assurance that such consent or refinancing will be obtained, although Wickes is hopeful that a refinancing with a new senior lender will be completed.

To date, Wickes has received tenders from holders of approximately 67 percent of the outstanding aggregate principal amount of Subordinated Notes. This amount includes tenders from the three largest holders, representing approximately 40 percent of the outstanding Subordinated Notes, who had previously agreed to exchange their notes pursuant to the Exchange Offer.

James A. Hopwood, Wickes' Chief Financial Officer, stated, "We're working diligently to complete a refinancing of our senior credit facility over the next week which will, if completed, allow us to close simultaneously on the exchange offer and a new revolving credit facility."

This announcement constitutes neither an offer to sell nor a solicitation of an offer to buy the new Senior Secured Notes which are the subject of the Exchange Offer. Offers are made only by the Offering Memorandum, which can be obtained by calling D. F. King & Co., Inc., Wickes' Information Agent, at (800) 859-8508 (toll-free in the U.S.). In addition, holders of the Subordinated Notes may contact HSBC Bank USA, Wickes' Exchange Agent, at (718) 488-4475 (attn: Paulette
Shaw). The Exchange Agent and the Information Agent will answer all questions with respect to the Exchange Offer solely by reference to the terms of the Offering Memorandum. In addition, all questions with respect to the Exchange Offer may be directed to the Wickes Information Center at (847) 367-3414.

Wickes Inc. is a leading distributor of building materials and manufacturer of value-added building components in the United States, serving primarily building and remodeling professionals. The Company distributes materials nationally and internationally, operating building centers in the Midwest, Northeast and South. The Company's building component manufacturing facilities produce value-added products such as roof trusses, floor systems, framed wall panels, pre-hung door units and window assemblies. Wickes Inc.'s web site, http://www.wickes.com, offers a full range of valuable services about the building materials and construction industry.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company's ability to control. The Company cautions shareholders and prospective investors that the following factors may cause actual results to differ materially from those indicated by the forward-looking statements: costs of materials sold; changes in selling prices; competition within the building materials supply industry; the effects of economic conditions; as well as other factors set forth in the Company's Form 10-K and other documents, which are on file with the Securities and Exchange Commission.